Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-128100 of Cabela's Incorporated on Form S-3 and Registration Statement Nos. 333-116864, 333-143164, 333-159422, and 333-159458 of Cabela's Incorporated on Form S-8 of our reports dated February 25, 2011, relating to the consolidated financial statements and financial statement schedule of Cabela's Incorporated and Subsidiaries (which report expressed an unqualified opinion on those consolidated financial statements and financial statement schedule and included an explanatory paragraph regarding the Cabela's Incorporated adoption of guidance resulting in consolidation of the Cabela's Master Credit Card Trust and related entities) and the effectiveness of Cabela's Incorporated and Subsidiaries internal control over financial reporting, appearing in this Annual Report on Form 10-K of Cabela's Incorporated and Subsidiaries for the year ended January 1, 2011.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Omaha, Nebraska
February 25, 2011